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                                                                 Exhibit 99.A10a
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MINNESOTA MUTUAL                                              APPLICATION PART 1

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The Minnesota Mutual Life Insurance Company . Individual Policy Issues . 400
Robert Street North . St. Paul, Minnesota 55101-2098
ALL APPLICATIONS
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
PERSONAL INFORMATION
Proposed Insured's Name (Last, First, Middle Initial)                                                Date of Birth (Mo., Day, Yr.)

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                                                                                                      [_] Check if new address and
                                                                                                          you want our records to
Street address or RFD route                                                                               reflect this.
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City or Town                                            County                              State      Zip Code
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Sex [_] M    [_] F   Social Security Number                                             Birthplace (State or Country)
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Driver's License Number                                                         Indicate here for special dating
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Employer's name
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                                                                                                     [_]  Check box if mail to be
Business address                                                                                           sent to business address
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City or Town                                            County                              State      Zip Code
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LIFE INSURANCE

Occupational title                                                              Years in occupation             Income $
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BASE POLICY INFORMATION
Basic Face amount $                             Product                                         Total annual premium or plan
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PREMIUMS PAYABLE:       [_] Automatic Payment Plan              PREMIUMS PAID BY:
[_] Annual              [_] Direct Monthly                       [_] Proposed Insured
[_] Semi-annual         [_] List Bill # ______________           [_] Employer
[_] Quarterly           [_] Payroll Deduction # ___________      [_] Other (indicate name and address in
                                                                     Additional Remarks, pg. 10.)
Non-Repeating Premium

Amount? _______________                                 Include at issue? ___________________
      ($500.00 Minimum required)
If billable:    Amount _________________                             Frequency __________________
      ($200.00 Minimum per billing with a $2,400.00 minimum annual base premium.)
ADDITIONAL BENEFITS AND AGREEMENTS
[_] Additional Insured Agreement(Complete F.41056.33)..............................................$_________________
[_] Family Term - Children's Agreement (Complete F.41056.33).......................................$_________________
[_] Accidental Death Benefit ......................................................................$_________________
[_] Face Amount Increase Agreement ................................................................$_________________
[_] Additional Term Protection (Authomatically includes FX Dividend option)........................$_________________
[_] Policy Enhancement Rider (if available) ________% (Indicate a whole number between three & ten Percent)
[_] Automatic Premium Loan (if available)
[_] Guaranteed Protection Waiver (if available)
[_] Waiver of Premium Agreement (if available)
[_] Accelerated Benefits Agreement (Complete Outline of Coverage F.44244)
[_] Omit COL (if available)
[_] Adjustable Survivorship Life $ ___________ Designated Insured ________________________________________________________________
    Automatic Election Option:  [_]Yes  [_]No
[_] Other ________________________________________________________________________________________________________________________
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DIVIDEND INFORMATION

Dividend Option __________________________________________________

Unless otherwise requested, dividends will be used to purchase: paid-up additions on permanent plans, policy or plan improvement on Adjustable Life, and accumulations on term plans.

REPLACEMENT

Will you systematically borrow, lapse, replace or surrender any existing life insurance or annuity? [_] Yes [_] No
If yes, please indicate which coverage will be replaced in the box and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING. Life Insurance on Proposed Insured: (if none, insert "None").

 Year            Type of   Full Company   Policy  Business/  Pending? Will it be
Issued  Amount   Coverage      Name       Number   Personal  Yes  No   Replaced?
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BENEFICIARIES

Beneficiaries: Beneficiaries may be labeled class 1, 2, or 3; the class determines the order in which death proceeds should be paid. If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise. The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.

            Print Given Name, Middle Initial and Surname
            (If Corporate Beneficiary, give full name and     Relationship to
Class        State of Incorporation)                              Insured
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ADDITIONAL REMARKS FOR POLICY ISSUES OR UNDERWRITING:

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